UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by Party other than Registrant	☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

UNUSUAL MACHINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Unusual Machines, Inc.

4677 L B McLeod Road, Suite J

Orlando, FL 32811

720-383-8983

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON February 25, 2025

To the Stockholders of Unusual Machines, Inc.:

We are pleased to invite you to attend a Special Meeting of Stockholders (the “Special Meeting”), which will be held at 11:00 am, Eastern Time on February 25, 2025. The Special Meeting will be held virtually via live webcast and no in person meeting will be held. The Special Meeting is being held to:

1. Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

2. Approve a waiver of the provision that certain warrants are only exercisable 180 days after issuance (the “Waiver Proposal”); and

3. Approve an adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the proposals presented for a vote at the Special Meeting.

Our Board of Directors has fixed the close of business on January 15, 2025, as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

to Be Held on February 25, 2025

The Notice, Proxy Statement, and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

This year, our Special Meeting will be accessible exclusively via live webcast and no in person meeting will be held. You can attend our Special Meeting by joining www.virtualshareholdermeeting.com/UMAC2025. To be admitted to the Special Meeting, you must have the control number found on your proxy card or voting instruction form. We believe that hosting a virtual Special Meeting this year is in the best interest of the Company and its stockholders since a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location and you will not be able to attend the Special Meeting in person.

Whether or not you expect to participate in the Special Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

By the Order of the Board of Directors:

/s/ Allan Evans
Allan Evans
Chief Executive Officer

January ___, 2024

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Unusual Machines, Inc.

4677 L B McLeod Road, Suite J

Orlando, FL 32811

(720) 383-8983

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being made available to the holders of shares of the voting stock of Unusual Machines, Inc., a Nevada corporation (“Unusual Machines” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the a Special Meeting of Stockholders of Unusual Machines (the “Special Meeting”) to be held at 11:00 am, Eastern Time on February 25, 2025. The Special Meeting will be a virtual meeting via live webcast and no in person meeting will be held. You will be able to attend the Special Meeting, vote your shares and submit your questions during the Special Meeting by visiting www.proxyvote.com. The proxy materials are first being mailed to our stockholders on or about January [__], 2025.

Who is entitled to vote?

Our Board has fixed the close of business on January 15, 2025 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the record date, there were 15,122,018 shares of common stock issued, outstanding and entitled to vote. Each share of Unusual Machines common stock represents one vote that may be voted on each matter that may come before the Special Meeting. As of the record date, Unusual Machines had no shares of preferred stock outstanding.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with Equity Stock Transfer, our transfer agent, you are the “record holder” of those shares. If you are a record holder, this Proxy Statement has been provided directly to you by Unusual Machines.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting and how do I attend?

Record holders and beneficial owners may attend the Special Meeting. This year the Special Meeting will be held entirely virtually via live webcast and no in person meeting will be held.

Set forth below is a summary of the information you need to attend the virtual Special Meeting:

•	Visit www.virtualshareholdermeeting.com/UMAC2025 to access the live webcast;

•	Stockholders can vote electronically and submit questions online while attending the Special Meeting; To be admitted to the Special Meeting, you must enter the control number found on your proxy card or voting instruction form;

•	Instructions on how to attend and participate in the virtual Special Meeting, including how to demonstrate proof of stock ownership, are also available at www.proxyvote.com.

Stockholders may vote and submit questions while attending the virtual Special Meeting.

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How do I vote?

If you are a stockholder of record, you may vote:

1.	By Internet. The website address for Internet voting is on your proxy card.

2.	By phone. Call 1-800-690-6903 and follow the instructions on your proxy card.

3.	By mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	In person: You may vote in person by attending the virtual Special Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

If your shares are held in street name, you may vote:

1.	By Internet. The website address for Internet voting is on your voting instruction form provided by your bank, broker, or similar organization.

2.	By mail. Mark, date, sign and mail promptly the enclosed voting instruction form provided by your bank or broker.

3.	In person: You may vote in person by attending the virtual Special Meeting.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please be ready to demonstrate proof of your beneficial ownership as of the record date (such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership) and a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a Quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when a 1/3 of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Unusual Machines are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes (because there is a routine matter presented at this Special Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Unusual Machines is unable to obtain a Quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit solicitation of proxies.

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How Many Votes are Needed for Each Proposal to Pass?

Proposals		Vote Required

1.	Ratification of the selection of our independent registered public accounting firm	Majority of the shares present and entitled to vote on the matter
2.	Approve a waiver of a provision that certain warrants are only exercisable 180 days after issuance (the “Waiver Proposal”)	Majority of the shares present and entitled to vote on the matter
3.	Adjournment of the Special Meeting	Majority of the shares present and entitled to vote on the matter

Ratification of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present at the Special Meeting in person or represented by proxy and entitled to vote on the matter is required for the ratification of the selection of the independent registered public accounting firm.

Approve the Waiver Proposal. The affirmative vote of a majority of the shares present at the Special Meeting in person or represented by proxy and entitled to vote on the matter is required to approve the Waiver Proposal.

Adjournment of the Special Meeting. The affirmative vote of a majority of the shares present at the Special Meeting in person or represented by proxy and entitled to vote on the matter is required to approve the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the proposals presented for a vote at the Special Meeting.

What are the Voting Procedures?

On Proposals 1, 2, and 3, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or your voting instruction form.

How are abstentions treated?

Proposals		Effect of Abstentions on the Proposal

1.	Ratification of the selection of our independent registered public accounting firm	Against
2.	Approve the Waiver Proposal	Against
3.	Adjournment of the Special Meeting	Against

Abstentions will have the same effect as a vote “AGAINST” Proposals 1 through 3.

What if I am a record holder and sign and return my proxy without making any selections?

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Special Meeting, the proxy holders will have the authority to vote your shares at their discretion.

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What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote. Such organization is bound by the rules of the New York Stock Exchange (the “NYSE”), regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares or when a broker for its own internal reasons elects not to vote uninstructed shares. Broker non-votes are included in the calculation of the number of votes deemed present at the meeting for purposes of determining the presence of a quorum.

The table below sets forth, for each proposal, whether a nominee organization can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Broker Discretionary Vote Allowed	Impact of Broker Non- Vote*

1.	Ratification of the selection of our independent registered public accounting firm	Yes	N/A
2.	Approve the Waiver Proposal	No	N/A
3.	Adjournment of the Special Meeting	Yes	N/A

*If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Proposals 1 and 3 are considered “routine” proposals, while Proposal 2 is considered a “non-routine” proposal. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposal 2. Since the voting standard required for Proposals 1 and 3 are the majority of shares present and entitled to vote on the matter, broker-non votes will likewise have no impact on the outcome of those proposals. For Proposals 1 and 3, while broker discretionary voting is permitted under the rules and regulations of the New York Stock Exchange (“NYSE”), an increasing number of brokers and similar organizations which hold shares in street name have elected to either refrain from discretionary voting or engage in a form of proportionate voting such as voting shares in a manner consistent with all other votes cast at the meeting. As a result, while broker discretionary voting could result in a vote “FOR” Proposals 1 and 3 for some or all instances in which a beneficial stockholder declines to provide instructions for voting his, her, or its shares, we cannot predict what the ultimate outcome will be as it depends on the organization which has custody of the shares in each such case.

Is My Proxy Revocable?

If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice of revocation to the Corporate Secretary of Unusual Machines bearing a later date than your proxy, by executing and delivering to the Corporate Secretary of Unusual Machines a proxy card dated after the date of your proxy, or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Unusual Machines, Inc., 4677 L B McLeod Road, Suite J, Orlando, Florida 32811.

If your shares are held in street name, you may change your vote by following your nominee’s procedures for revoking your proxy or changing your vote.

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Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Unusual Machines. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for an estimated fee of $20,000 [?] plus disbursements, reasonable out of pocket expenses and varying fees per investor communication. If you have any questions or require any assistance in voting your shares, please call Innisfree M&A Incorporated at 877-800-5186.

What Happens if Additional Matters are Presented at the Special Meeting?

Other than the items of business described in this Proxy Statement, no other matters will be presented for action by the stockholders at the Special Meeting.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of the printed proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of the proxy materials, or if you hold Unusual Machines stock in more than one account, and in either case you wish to receive only one copy of each of these documents for your household, please contact our Corporate Secretary at: 4677 L B McLeod Road, Suite J, Orlando, Florida 32811.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ Rights?

Dissenters’ rights are not available to Unusual Machines stockholders with any of the proposals brought before the Special Meeting.

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Interest of Officers and Directors in Matters to Be Acted Upon

On October 30, 2024, the Company closed a financing in which it received gross proceeds of $1,955,000 before deducting fees to the placement agent and other offering expenses payable by the Company (the “Private Placement). In the Private Placement, the Company executed a Securities Purchase Agreements (the “Purchase Agreement”) with accredited investors (each, an “Investor” and together the “Investors”), under which the Investors purchased an aggregate of 1,286,184 units at a per unit purchase price of $1.52 per unit. Each unit consisted of one share of common stock, par value $0.01 per share (the “Common Stock”) and one warrant to purchase one share of the Company’s Common Stock at an exercise price of $1.99 per share (each an “Investor Warrant”) and collectively, the Investor Warrants”).

Allan Evans, the Company’s Chief Executive Officer and Sanford Rich and Robert Lowry, each a member of the Company’s Board of Directors, invested an aggregate of $250,000 in the Private Placement on identical terms to the other Investors. Subsequently, in accordance with the Rules of the NYSE American, these three directors increased their purchase price by paying the Company an additional $36,842, $36,842 and $18,4321, respectively. .. If Proposal 2 is approved all Investors including Messrs. Evans, Rich and Lowry will immediately be allowed to exercise their Investor Warrants at $1.99 per share. Except as disclosed above, none of the officers or directors have any interest in any of the matters to be acted upon at the Special Meeting.

Where can I find voting results of the Special Meeting?

We will announce the results for the proposals voted upon at the Special Meeting and publish voting results in a Current Report on Form 8-K filed within four business days after the Special Meeting.

The Board Recommends that Stockholders Vote “FOR” Proposals 1, 2, and 3.

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PROPOSAL 1. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote “FOR” this Proposal 1.

Our Audit Committee has selected Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for the year ending December 31, 2025, and our Board recommends that stockholders vote in favor of the ratification of such selection. Salberg has been engaged as our independent registered public accounting firm since April 12, 2024 and re-audited our financial statements for the years ended December 31, 2023 and 2022.

The selection of Unusual Machines’ independent registered public accounting firm is not required to be submitted to a vote of stockholders, but Unusual Machines is submitting the matter to its stockholders as a matter of good corporate governance. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during 2025 or thereafter if they determine that such a change would be in the best interests of Unusual Machines and its stockholders. If the selection is not ratified, the Audit Committee will consider its options.

The reports of Salberg on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Because the Company had completed its initial public offering prior to Salberg’s re-audit, there was no going concern qualification in its audit opinion. 6Since we retained Salberg, there have been (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Salberg would have caused Salberg to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

A representative of Salberg is not expected to be present at the Special Meeting.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Principal Accountant Fees and Services

The following table shows the fees billed by Salberg for Salberg’s audit of our financial statements for the fiscal years ended December 31, 2024 and 2023. They do not include the fees of our prior auditors who had audited our financial statements for the years ended December 31, 2024 and 2023.

	2024 ($)	2023 ($)
Audit Fees (1)	90,000	67,850
Audit-Related Fees	–	–
Tax Fees	65,658	–
All Other Fees	9,660	–
Total	165,338	67.850

(1) Audit fees consist of fees for the audit of our annual financial statements. We anticipate the fees for 2025, which will include our consolidated annual financial statement audit and quarterly interim reviews to be approximately $175,000.

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PROPOSAL 2. APPROVE THE WAIVER PROPOSAL

The Board recommends a vote “FOR” this Proposal 2.

The Board approved and recommends that the Company’s stockholders adopt a proposal to approve a waiver of the provision in the Investor Warrants that provide that the Investor Warrants may not be exercisable for 180 days, and as a result of such waiver, the Investor Warrants will be immediately exercisable after obtaining such stockholder approval.

Reason for Request for Stockholder Approval

On October 30, 2024, the Company closed a financing in which it received gross proceeds of $1,955,000 before deducting fees to the placement agent and other offering expenses payable by the Company in connection with the Private Placement. In connection with the Private Placement, the Company executed a Purchase Agreement with the Investors, under which the Investors purchased an aggregate of 1,286,184 units at a per unit purchase price of $1.52 per unit. Each unit consisted of one share of Common Stock and one Investor Warrant to purchase one share of the Company’s Common Stock at an exercise price of $1.99 per share. The Warrants may not be exercised for 180 days.

Allan Evans, the Company’s Chief Executive Officer and Sanford Rich and Robert Lowry, each a member of the Board, invested an aggregate of $250,000 in the offering on identical terms to the other investors. Subsequently, in accordance with the Rules of the NYSE American, these three directors increased their purchase price by paying the Company an additional $36,842, $36,842 and $18,4321, respectively.

The shares of Common Stock issued in connection with the Private Placement (excluding the Investor Warrants) did not exceed 19.99% of the Company outstanding Common Stock and, as a result, did not require stockholder approval.

Our Common Stock is listed on the NYSE American. As a result, we are thereby subject to NYSE American Guide Section 713, requiring stockholder approval prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions if the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of securities convertible into or exercisable for Common Stock. In connection with the Private Placement we relied on an exemption under the NYSE rules which provides that the shares underlying warrants may be excluded from the 19.9% calculation if they meet both of the following requirements:

(i)	the warrants are exercisable for at least the greater of book value and market value immediately prior to entering into the Purchase Agreement, are not subject to anti-dilution price protection (unless the anti-dilution contains a floor price of the greater of book and market value); and
(ii)	are not exercisable for at least six-months from the date of issuance.

At the time of the closing of the Private Placement, all of the above conditions were satisfied and no stockholder approval was therefore required. Accordingly, if the Waiver Proposal is approved, the Investor Warrants will immediately become exercisable and the issuance of the Common Stock and the issuance of the underlying warrant shares issuable upon the full exercise of the Investor Warrants issued will exceed 19.99% of the Company’s outstanding shares of Common Stock in the aggregate as of October 30, 2024, the closing date of the Private Placement.

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Effect of Vote in Favor for the Waiver Proposal

As of January __, 2025, the closing price of our Common Stock on the NYSE American was $[xx]. The Board believes that the Waiver Proposal is fair to and in the best interests of the Company and its stockholders after taking into account the amount of gross cash proceeds that the Company potentially may receive in connection with the potential exercise of 1,389,079 shares issuable upon the full exercise of the Investor Warrants from the Private Placement for cash at $1.99 per share. Our Board of Directors believes that by obtaining stockholder approval of the Waiver Proposal, given current market conditions and the recent performance of the Company’s Common Stock, the Investors reasonably may be motivated to exercise their Investor Warrants for cash resulting in approximately $2.76 million of gross proceeds to the Company.

A vote in favor of this Waiver Proposal will not affect the rights of the current holders of our Common Stock. However, in the event that the Investor Warrants are fully exercised the issuance of the additional shares of our Common Stock is expected to create significant dilution in the relative percentage interests of our current stockholders.

Effect of Not Obtaining Required Vote for Approval of the Issuance Proposal

If the Waiver Proposal is not approved, the Investors will not be allowed to exercise the Investor Warrants until April 30, 2025 and, depending on the then-current market conditions, there can be no assurance that Investors will be motivated to exercise their Investor Warrants for cash since the Investor Warrants do not expire until April 30, 2030.

Required Vote

The affirmative vote of the majority of the shares present and entitled to vote on the matter, assuming a quorum is present, is required to approve the Waiver Proposal. Abstentions and broker non-votes will be counted as votes against the Waiver Proposal.

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PROPOSAL 3. ADJOURNMENT

The Board recommends a vote “FOR” this Proposal 3.

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Special Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The affirmative vote of a majority of the shares present and entitled to vote is required to approve this Proposal 3.

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OTHER MATTERS

Unusual Machines has no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters at the Special Meeting. However, if any other matters shall properly come before the Special Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

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